Exhibit 5.1

July 29, 2019
To:
Foamix Pharmaceuticals Ltd.
2 Holzman Street, Weizmann Science Park
Rehovot, 7670402
Israel

Re:          Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as Israeli counsel for Foamix Pharmaceuticals Ltd., an Israeli company (the “Company”), in connection with the offering by the Company of 6,542,057 ordinary shares, par value NIS 0.16 per share of the Company, (the “Shares”) pursuant to a registration statement on Form S-3 (File No. 333-224084) which was filed with the United States Securities and Exchange Commission (the “SEC”) on April 2, 2018 and was declared effective on April 11, 2018 (the “Registration Statement”), pursuant to the United States Securities Act of 1933, as amended (the “Securities Act”), as well as pursuant to the prospectus included in the Registration Statement (the “Base Prospectus”) and the prospectus supplement dated July 29, 2019, filed with the SEC pursuant to Rule 424(b) under the Securities Act (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”).

This opinion letter is rendered pursuant to Items 601(b)(5) and (b)(23) of the SEC’s Regulation S-K promulgated under the Securities Act.

In connection herewith, we have examined the originals, photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the draft of the Registration Statement and Prospectus; (ii) a copy of the articles of association of the Company, as amended and restated and currently in effect (the “Articles”); (iii) minutes of a meeting or written consents of the board of directors of the Company (the “Board”) at which the filing of the Registration Statement and the Prospectus and the actions to be taken in connection therewith were approved; and (iv) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.  We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents.  We have also assumed the truth of all facts communicated to us by the Company and that all minutes of meetings of the Board that have been provided to us are true and accurate and have been properly prepared in accordance with the Articles and all applicable laws.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction.  This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K to be filed with the SEC for incorporation by reference into the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the date of the Prospectus Supplement that may alter, affect or modify the opinions expressed herein.

Very truly yours, /s/ Herzog, Fox & Neeman
Herzog, Fox & Neeman